CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 11, 2000 included in the DMI Furniture, Inc.'s Form 10-K for the year ended September 2, 2000 and to all references to our Firm included in this registration statement.



                                         /s/ Arthur Andersen LLP

December 18, 2000
Louisville, Kentucky